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                                   EXHIBIT 6.4
           ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
                    AMERICAN UNITED LIFE INSURANCE COMPANY(R)
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                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION
                                       OF

                     AMERICAN UNITED LIFE INSURANCE COMPANY


     The above corporation (hereinafter referred to as the "Corporation") existing pursuant to the Indiana Insurance Law as amended, Indiana Code 27-1 et seq., desiring to give notice of corporate action effectuating amendment of its Articles of Incorporation (the "Articles of Incorporation"), sets forth the following facts:

                                    ARTICLE I

                           Name and Date of Formation

     Section 1. Name. The name of the Corporation after the amendment is "American United Life Insurance Company."

     Section 2. Date of Formation. The Corporation was formed as a result of the merger of American Central Life Insurance Company and United Mutual Life Insurance Company, effective as of December 17, 1936.

                                   ARTICLE II

             Text of Amended and Restated Articles of Incorporation

     Section 1. Text of Amendment. The exact text of the Amended and Restated Articles of Incorporation of the Corporation is attached as Exhibit A (the "Amended and Restated Articles of Incorporation").

     Section 2. Date of Adoption. The date of the adoption of the Amended and Restated Articles of Incorporation is November 30, 2000.

                                   ARTICLE III

                           MANNER OF ADOPTION AND VOTE

     At meetings duly called and at which a quorum of directors was present, the Board of Directors of the Corporation unanimously adopted the proposed Amended and Restated Articles of Incorporation as part of a Plan of Reorganization to reorganize the Corporation as a mutual insurance holding company pursuant to the Indiana Mutual Insurance Holding Company Act, Indiana Code 27-14 (the "Plan"). The Board of Directors originally adopted and approved the Plan, which included the Amended and Restated Articles of Incorporation as Exhibit 2.5 (a) thereto, on May 11, 2000. The Board of Directors subsequently amended and restated the Plan on August 10, 2000. The Board of Directors directed that the Amended and Restated Articles of Incorporation, once approved by the Insurance Commissioner for the State of Indiana (the "Commissioner"), be submitted to a vote of the eligible members of the Corporation as provided in the Indiana Mutual Insurance Holding Company Act and Indiana Code 27-1-8.

     The Commissioner approved the Amended and Restated Articles of Incorporation in conjunction with approval of the Plan, pursuant to an order of the Commissioner dated as of September 27, 2000. On or about October 18, 2000, the Corporation mailed notice of a special meeting to those members eligible to vote, soliciting proxies to approve the Amended and Restated Articles of Incorporation. At a special meeting of the eligible voting members held on November 30, 2000, the eligible voting members of the Corporation approved the Amended and Restated Articles of Incorporation at a meeting at which the required quorum was present in person or by proxy. The following represents the result of the voting:

        Number of Eligible Votes:                                176,646
        Number of Total Votes Cast (in person and by proxy)       30,455
        Number of Votes in Favor                                  28,578
        Number of Votes Against                                    1,877

     The manner of the adoption of the Amended and Restated Articles of Incorporation and the vote by which they were adopted constitute full legal compliance with the provisions of the Indiana Mutual Insurance Holding Company Act, and Indiana Code 27-1-8.

     The Plan and the Amended and Restated Articles of Incorporation have the effect of converting the Corporation from a mutual insurance company to a stock insurance company and thereby authorizing the Corporation to issue shares of capital stock.

     IN WITNESS WHEREOF, the undersigned officers execute these Articles of Amendment of the Articles of Incorporation of the Corporation, and verify subject to the penalties of perjury that the facts contained herein are true, this 1st day of December, 2000.

                                  AMERICAN UNITED LIFE INSURANCE COMPANY

                                  By: /s/ Jerry D. Semler
                                  ________________________________________
                                  Jerry D. Semler, Chairman, President and
                                    Chief Executive Officer

                                  By: /s/ William R. Brown
                                  ________________________________________
                                  William R. Brown, Secretary

STATE OF INDIANA
                            SS:
COUNTY OF MARION

     Subscribed to and sworn before me, a Notary Public, in and for the said County and State, by Jerry D. Semler and William R. Brown, respectively, this 15 day of December, 2000.

                                        /s/ Dorothy J. Bowman
                         _______________________________________________
                         Signature
                                        Dorothy J. Bowman
                         _______________________________________________
                         Printed                  Notary Public

My Commission Expires:                   County of Residence:
June 23, 2001                                Shelby
______________________                   _______________________________

This instrument was prepared by Elizabeth A. Smith, Attorney at Law, ICE MILLER, One American Square, Box 82001, Indianapolis, Indiana 46282-0002.

702558.2

                                    Exhibit A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                   AMERICAN UNITED LIFE INSURANCE COMPANY (R)

     This corporation ("Corporation") is governed by the applicable provisions of the Indiana Insurance Law, Indiana Code, Title 27, generally, as amended (the "Indiana Insurance Law"), and the Indiana Mutual Insurance Holding Company Law, Indiana Code Section 27-14, specifically as amended.

                                    ARTICLE I

                                      NAME

     The name of the Corporation is and shall continue to be American United Life Insurance Company (R).

                                   ARTICLE II

                                PRINCIPAL OFFICE

     The principal office of the Corporation shall be located at One American Square, in the City of Indianapolis, County of Marion, and State of Indiana.

                                   ARTICLE III

                                  ORGANIZATION

     The Corporation was originally organized as a result of a merger of a mutual insurance company and a stock insurance company, and became a mutual life insurance company in 1936. Pursuant to a Plan of Reorganization (the "Plan") adopted by the Corporation as of May 11, 2000 approved by the Commissioner of Insurance for the State of Indiana on September 27, 2000, and by the eligible members of the Corporation on November 30, 2000. In accordance with Indiana Mutual Insurance Holding Company Law (Indiana Code Section 27-14 et seq.) (the "Holding Company Act"), the Corporation converted to a stock form of life insurance company, without members. Each member of the Corporation immediately prior to the consummation of the reorganization described in the Plan became a member of American United Life Mutual Insurance Holding Company in accordance with the provisions of the Holding Company Act, and the Articles of Incorporation of the American United Life Mutual Insurance Holding Company.

                                   ARTICLE IV

                                    PURPOSES
     The purpose for which the Corporation is formed is to transact life, health, and annuity insurance, reinsurance, and any other kind or kinds of insurance that the Corporation is so authorized to do as provided by Indiana Code Section 27-1-5-1 (or any successor provision).

                                    ARTICLE V

                                     CAPITAL

     The stated capital of the Corporation as of the Effective Date shall be $5,000,000.

                                   ARTICLE VI

                                     SHARES

     Section 6.1. NUMBER. The total number of shares that the Corporation is authorized to issue is one thousand (1,000) shares.

     Section  6.2.  CLASSES.   There  shall  be  one  class  of  shares  of  the
Corporation, which shall be designated as "Common Shares."

     Section 6.3. RELATIVE RIGHTS, PREFERENCES, LIMITATIONS AND RESTRICTIONS OF COMMON SHARES. All Common Shares shall have the same rights, preferences, limitations, and restrictions.

     Section 6.4. VOTING RIGHTS OF COMMON SHARES. Each holder of Common Shares shall be entitled to one vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Shares.

                                   ARTICLE VII

                           TERM OF CORPORATE EXISTENCE

     The existence of the Corporation shall be perpetual.

                                  ARTICLE VIII

                               BOARD OF DIRECTORS

     The total number of directors shall be specified in or fixed in accordance with the bylaws. In the absence of a provision in the bylaws specifying the number of directors or setting forth the manner in which such number shall be fixed, the number of directors shall be no less than 6 and no more than 18. The bylaws may provide for dividing the directors into two or more classes whose terms of office expire at different times, as allowed by the Indiana Insurance Law.

                                   ARTICLE IX

                                 INDEMNIFICATION

     SECTION 9.1. RIGHTS TO INDEMNIFICATION AND ADVANCEMENT of Expenses.

     (a) COVERAGE. The Corporation shall indemnify as a matter of right every person made a party to a proceeding because such person (an "Indemnitee") is or was:

          (i) a member of the Board of Directors of the Corporation,

          (ii) an officer of the Corporation, or

          (iii) while a director or officer of the Corporation, serving at the Corporation's request as a director, officer, partner, trustee, member, manager, employee, or agent of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not,

     Notwithstanding the foregoing, it must be determined in the specific case that indemnification of the Indemnitee is permissible in the circumstances because the Indemnitee has met the standard of conduct for indemnification specified in Indiana Code 27-1-7.5-8 (or any successor provision.) The Corporation shall pay for or reimburse the reasonable expenses incurred by an Indemnitee in connection with any such proceeding in advance of final disposition thereof in accordance with the procedures and subject to the conditions specified in Indiana Code 27-1-7.5-10 (or any successor provision.) The Corporation shall indemnify as a matter of right an Indemnitee who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, against reasonable expenses incurred by the Indemnitee in connection with the proceeding without the requirement of a determination as set forth in the first sentence of this paragraph.

     (b) DETERMINATION. Upon demand by a person for indemnification or advancement of expenses, as the case may be, the Corporation shall expeditiously determine whether the person is entitled thereto in accordance with this Article and the procedures specified in Indiana Code 27-17.5-12 (or any successor provision.)

     (c) EFFECTIVE DATE. The indemnification provided under this Article shall apply to any proceeding arising from acts or omissions occurring before or after the adoption of this Article.

     SECTION 9.2. OTHER RIGHTS NOT AFFECTED. Nothing contained in this Article shall limit or preclude the exercise or be deemed exclusive of any right under the law, by contract or otherwise, relating to indemnification of or advancement of expenses to any individual who is or was a director, officer, employee or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any such individual. It is the intent of this Article to provide indemnification to directors and officers to the fullest extent now or hereafter permitted by law consistent with the terms and conditions of this Article. Therefore, indemnification shall be provided in accordance with this Article irrespective of the nature of the legal or equitable theory upon which a claim is made, including without limitation negligence, breach of duty, mismanagement, corporate waste, breach of contract, breach of warranty, strict liability, violation of federal or state securities laws, violation of the Employee Retirement Income Security Act of 1974, as amended, or violation of any other state or federal laws.

     SECTION 9.3. DEFINITIONS. For purposes of this Article:

     (a) DIRECTOR. The term "director" means an individual who is or was a member of the Board of Directors of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, trustee, member, manager, partner, employee, or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. The term "director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (b) EXPENSE. The term "expenses" includes all direct and indirect costs (including without limitation counsel fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, all other disbursements or out-of-pocket expenses) actually incurred in connection with the investigation, defense, settlement or appeal of a proceeding or establishing or enforcing a right to indemnification under this Article, applicable law or otherwise.

     (c) LIABILITY. The term "liability" means the obligation to pay a judgment, settlement, penalty, fine, excise tax (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

     (d) PARTY. The term "party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

     (e) PROCEEDING. The term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

                                    ARTICLE X

                                  MISCELLANEOUS

     These Amended and Restated Articles of Incorporation shall become effective as of 12:01 A.M. Eastern Standard Time on the later to occur of December 17, 2000 or upon the date which these Amended and Restated Articles of Incorporation are filed in the Office of the County Recorder for Marion County, Indiana (the "Effective Date").


     IN WITNESS WHEREOF, the undersigned officer executes these Amended and Restated Articles of Incorporation of the Corporation, and verifies subject to the penalties of perjury that the facts herein are true, this 1st day of December, 2000.

                           American United Life Insurance Company

                           By:____/s/ William R.Brown____________
                              William R. Brown, Secretary

     This Instrument was prepared by Elizabeth A. Smith, Attorney at Law, ICE MILLER, One American Square, Box 82001, Indianapolis, Indiana 46282.

589068.7